Life Partners Holdings, Inc. Holds Annual Shareholders Meeting
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                        Company to Reincorporate in Texas
               Anticipates Business Increase, continued dividends

Waco, TX July 31, 2002 Life Partners Holdings, Inc. (LPHI: OTC BB) - At its annual shareholders meeting held here yesterday, shareholders of Life Partners Holdings Inc. voted to approve a plan to reincorporate the Massachusetts company in the state of Texas. The company has had its principal place of business in Texas since 2000.

Shareholders also expanded the Board of Directors to five for the next fiscal year. The newly elected directors include Brian Pardo, Scott Peden, Tad Ballantyne, Dwight Pierce and Jacquelyn Davis. Life Partners now complies with NASDAQ National Market requirements regarding non-management directors on the company's audit and compensation committees.

Life Partners' Chairman, Brian Pardo, told shareholders that the company projects significant business increases in the second half of the current fiscal year that will lead to its projection of $1.00 per share earnings previously announced on July 15, 2002.

In addition, Life Partners management said it expects the company to increase its earnings in the second quarter over the first quarter of the current fiscal year. The company also said it intends to continue its quarterly dividend of 2 and 1/2 cents per share or 10 cents per share annually. The company has approximately 9,600,000 shares outstanding.


Safe Harbor - This press release contains certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Prospective investors are cautioned that any such forward-looking statements are not guarantees of future performance and involve risks and uncertainties, and that actual results may differ materially from those projected in the forward-looking statements as a result of various factors. The statements in this news release that are not historical statements, including statements regarding future financial performance, the market for our services, and the value of our new contract signings, backlog and business pipeline, are forward-looking statements within the meaning of the federal securities laws. These statements are subject to numerous risks and uncertainties, many of which are beyond our control, that could cause actual results to differ materially from such statements. For information concerning these risks and uncertainties, see our most recent Form 10-K. We disclaim any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required by law.

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For  further  information  contact:

Dana  Yarbrough/Life  Partners  Holdings,  Inc.